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                                 EXHIBIT 10.11K
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                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of March 18, 1996, by and between Laserscope (the "Borrower") whose address is 3052 Orchard Drive, San Jose, CA 95134, and Silicon Valley Bank (the "Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, an Amended and Restated Promissory Note, dated June 7, 1991, in the original principal amount of Three Million and 00/100 Dollars ($3,000,000.00) (the "Note"). The Note has been modified pursuant to Change in Terms Agreements dated August 27, 1991, April 10, 1992, pursuant to which, among other things, the principal amount of the Note was increased to Five Million and 00/100 Dollars ($5,000,000.00), and April 15, 1993, and those certain Loan Modification Agreements dated April 15, 1994, July 15, 1994, and August 1, 1995. The Note, together with other promissory notes from Borrower to Lender, is governed by the terms of an Amended and Restated Business Loan Agreement, dated June 7, 1991, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement").

Concurrently herewith, Borrower and Lender are entering into, among other documents, an Amended and Restated Promissory Note and an Amended and Restated Business Loan Agreement, restructuring the indebtedness, ("the Amended Documents").

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness."

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Concurrently herewith, repayment of the Indebtedness, together with other promissory notes from Borrower to Lender, shall be secured by a Commercial Security Agreement, Dated March 18, 1996.

3.       DESCRIPTION OF CHANGE IN TERMS.

         A. Modification(s) to the Loan Agreement.

      1. Lender hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the profitability covenant as of quarter ended December 31,1995 and year ended December 31, 1995. Lender's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly for the quarter ending March 31, 1996, Borrower shall be in compliance with the covenant as set forth in the Amended Documents.

         Lender's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Lender to waive Borrower's compliance with the above-described covenants as of all other dates and
         (2) shall not limit or impair the Lender's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Lender's right to demand strict performance of all other covenants as of any date.
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4.       CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:
    LENDER:

LASERSCOPE, INC.
    SILICON VALLEY BANK

By:      /s/ Thomas B. Boyd                       By:      /s/ Mary T. Toomey
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Name:    Thomas B. Boyd                           Name:    Mary  T. Toomey
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Title:   Sr. VP Operations & Finance              Title:   Vice President
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